UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2011

______________________________

KBR, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

601 Jefferson Street
Suite 3400
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 753-3011

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Election of Directors.

KBR announced the election of Jack B. Moore to its Board of Directors effective January 1, 2012, to fill a vacancy created when the Board of Directors was expanded on December 14, 2011 from eight to nine members.  Mr. Moore will serve as a Class III director, with a term expiring at KBR’s 2012 annual meeting of stockholders.  Mr. Moore is independent under the rules of the New York Stock Exchange.  Mr. Moore has been appointed to serve on the Audit and the Corporate Social Responsibility Committees of the Board of Directors.  There are not any related party transactions between KBR and Mr. Moore that are subject to disclosure under Item 404(a) of Regulation S-K.   The full text of the press release announcing Mr. Moore’s election is attached hereto as Exhibit 99.1

Mr. Moore holds a B.B.A. degree from the University of Houston and is a graduate of the Advanced Management Program at Harvard Business School. He serves on the boards of directors of the American Petroleum Institute (API), the National Ocean Industries Association (NOIA) and the Petroleum Equipment Suppliers Association. He also serves in positions of leadership for the Greater Houston Partnership, Spindletop Charities, Memorial Drive United Methodist Church and The University of Houston C.T. Bauer College of Business Dean’s Executive Board.

On the same date, KBR’s Board of Directors approved an increase (effective January 3, 2011) in the equity compensation to be received by its non-employee Directors to an annual award of shares of restricted stock units (“RSUs”) under the KBR, Inc. 2006 Stock and Incentive Plan, as amended, to a value of approximately $110,000, up from the previous annual awards of approximately $100,000.  Like KBR’s other non-employee directors, Mr. Moore will be granted such an award with the number of the RSUs determined by the closing price of KBR’s common stock on January 3, 2012.  The restrictions on the RSUs will lapse six months after the grant date.   Additionally, the RSUs contain the same acceleration of vesting and forfeiture provisions as all other RSU grants to the other members of the Board of Directors.  The full text and a summary of the KBR, Inc. 2006 Stock and Incentive Plan, as amended, is included in KBR’s Proxy Statement relating to KBR’s 2007 annual meeting of stockholders, as filed with the Commission on August 15, 2007 (Commission File No. 001-33146).

ITEM 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

99.1	KBR, Inc. press release dated December 15, 2011 entitled, “KBR Announces Election of Director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2011	KBR, INC. By: /s/ Jeffrey B. King Name: Jeffrey B. King Title: Vice President, Public Law